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                                                                    Exhibit 23.2
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Plan (as amended May 21, 1999), 1999 Director Option Plan, and 1999 Employee Stock Purchase Plan, of our report dated July 7, 1999, with respect to the financial statements of Mission Critical Software, Inc. included in its Registration Statement (Form S-1 No. 333-79501), effective with the Securities and Exchange Commission on August 4, 1999.

/s/ Ernst & Young LLP


Ernst & Young LLP


Austin, Texas
September 17, 1999